Exhibit 11(b)




                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Audited Financial Statements" and to the use of our report dated February 12, 1997, in the Registration Statement (Form N-1A) of GE Investments Funds, Inc. (formerly, Life of Virginia Series Fund, Inc.) filed with the Securities and Exchange Commission in this Post Effective Amendment No. 18 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-91369) and in this Amendment No. 19 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4041).


                                         ERNST & YOUNG LLP



Richmond, Virginia
April 25, 1997